EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") between Vadim Babenko, residing at 7501 Heatherton Lane, Potomac, MD 20854, ("Employee"), and INFORMAX, INC., a Delaware corporation with offices at 6010 Executive Boulevard, 10th floor, North Bethesda, Maryland 20852 ("InforMax" or the "Company") is made effective as of July 14, 2000 (the "Effective Date") and sets forth the terms and conditions of Employee's continued employment by InforMax.

                                   WITNESSETH

     WHEREAS, Employee is presently employed by InforMax; and

     WHEREAS, InforMax believes that it is in the best interest of InforMax to assure the continued services of Employee on behalf of InforMax under the terms and conditions set forth herein; and

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. EMPLOYMENT. . Informax hereby employs Employee and Employee hereby accepts continued employment with Informax upon the terms and conditions set forth in this Agreement. Employee's principal titles and responsibilities shall be that of Chief Technology Officer. Employee's sole duties and responsibilities in the Company shall be to participate in the day-to-day operations of software development for the Company and to supervise software developers and programmers of the Company. It is expressly understood that Employee shall not have policy-making functions or authority in the Company in carrying out his duties and shall not participate in management of the Company other than as expressly set forth in this paragraph. Employee shall report to and be directed by the Chief Executive Officer ("CEO") with respect to his duties and responsibilities. Both Employee and Informax reserve the right to change Employee's job responsibilities and title on a mutually agreeable basis should that be desirable in the future.

     2. TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date, and, except as otherwise provided herein, shall terminate two
(2) years thereafter. The Agreement shall automatically renew for additional terms of one (1) year unless, not less than ninety (90) days before the next termination date of the Agreement, either party provides notice in writing to the other that it does not intend to renew the Agreement.

     3. COMPENSATION.

     (a) Base Salary. InforMax shall pay, and Employee shall accept, during the term of this Agreement, as compensation for services rendered hereunder an annual salary of $285,000 payable in semi-monthly payments, with increases and bonuses annually at the discretion of the CEO.

     (b) Benefit Plans. Employee shall be entitled to participate in such benefit plan(s) of InforMax now in existence or which may hereafter during the term of this Agreement become effective for Senior Executives of InforMax. Nothing in this Section 3(c) shall be deemed to prevent InforMax from altering or abolishing any of such plans or benefits provided that all such Senior Executives are treated equally.

     (c) Vacation. During the term of this Agreement, Employee shall be entitled to a minimum of three (3) weeks paid vacation in accordance with the established policy of InforMax, or such other greater number of days pursuant to an amended policy in effect at the relevant time. Employee also shall be entitled to all paid holidays and personal days given by InforMax.

     (d) Expenses. InforMax shall promptly pay or reimburse Employee upon submission of vouchers or receipts, and such other documentation as InforMax may request, for all reasonable out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like, incurred by him that are reasonably related to the performance of his duties.

     (e) Withholding. Employee acknowledges that InforMax may withhold from amounts payable to Employee under this Agreement with respect to certain income, unemployment and social security taxes required to be withheld from the wages of employees under applicable Federal, State, and local law. No other taxes, fees, impositions, duties or other charges of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law or agreed to by Employee.

     4. TERMINATION OF EMPLOYMENT. Notwithstanding any provisions herein to the contrary, Employee's employment with InforMax may be terminated prior to the completion of the term described in Section 2 of this Agreement, subject to the following terms and conditions:

     (a) Termination for Cause. InforMax may terminate Employee's employment at any time for Cause. For the purpose of this Agreement, the term "Cause" shall mean Employee's: (1) willful misconduct; (2) gross negligence or incompetence in the performance of his duties; (3) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order in performance of his duties; or (4) material


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


breach of any provision of this Agreement which breach continues for more than five (5) days after receiving written notice from InforMax.

     (b) Termination Without Cause upon a Change of Control. InforMax shall pay Employee a sum equal to his annual base salary at the time of a "Change in Control" upon termination by InforMax of Employee's employment without Cause within 180 days of a "Change in Control". For the purposes of this Section a "Change of Control" of the Company shall be deemed to have occurred if (i) any persons or entities other than a person currently a beneficial owner of the Company's securities becomes, after the date hereof, the beneficial owner of securities of the Company representing 50% of more of the combined voting power of the Company's then outstanding securities, or (ii) the Company sells all or substantially all or substantially all of its assets.

     (c) Termination Without Cause other than upon a Change of Control. InforMax shall pay Employee a lump-sum cash payment in an amount equal to his annual salary upon termination by InforMax of Employee's employment without Cause other than as provided in Section 4(b) above. The severance payment shall be paid to Employee in cash as promptly as practicable, but in no event later than thirty
(30) days following the termination of his employment.

     (d) Voluntary Termination by Employee without Cause. Any termination of Employee's employment by resignation, retirement or any other action of Employee shall be deemed to be a "Voluntary Termination." Employee shall give InforMax thirty (30) days notice prior to the effective time of a Voluntary Termination.

     (e) Payment Upon Termination For Cause or Voluntary Termination. InforMax's obligation to pay Employee any and all compensation and benefits shall cease in the event of a Termination for Cause or a Voluntary Termination, and InforMax shall not be liable for any further payments to Employee hereunder except for accrued salary, accrued vacation days, reimbursement of appropriate expense vouchers, applicable indemnification obligations and other benefit continuation obligations imposed by law.

     5. DEVOTION OF TIME. Except for vacations as provided herein and absences due to temporary illness or family emergencies, Employee agrees to devote his full business time, best efforts and undivided attention and energies during the term of this Agreement to the performance of his duties and to advance InforMax's interests. During the term of this Agreement, Employee shall not, without the prior written approval of the Board of Directors, or its designee, be engaged in any other business activity which, in the reasonable judgment of the Board of Directors, conflicts with the duties of Employee, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but this restriction shall not be construed as preventing Employee from investing his assets in such form or manner as will not


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

require the performance of services of Employee in the operations of the affairs of the enterprises or companies in which said investments are made. Notwithstanding the foregoing, services, which are neither substantial nor significant, individually or in the aggregate, shall be permitted with respect to investments of Employee provided that they shall not have an adverse effect on Employee's duties hereunder.

     6. NON-COMPETITION; NON-SOLICITATION; NON-HIRE. Employee agrees that during the term of this Agreement and for a period of two years after termination of this Agreement:

          a) Employee shall not, directly, indirectly or in concert with any other person or entity (whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, consultant, servant, agent, representative or otherwise), solicit, attempt to solicit, service or attempt to service, any entity or individual who (a) is a customer of InforMax at the time Employee's employment is terminated, (b) was a customer of InforMax during the one (1)-year period preceding the date Employee's employment is terminated or (c) is, at the time Employee's employment is terminated, a prospective customer of InforMax.

          b) Employee will not, directly or indirectly, on Employee's behalf or in the service or on behalf of others, render or be retained to render services whether as an officer, partner, trustee, consultant, or employee, for any business engaged in the Same Business as InforMax including, but not limited to, any customer of InforMax for whom Employee has provided services during Employee's employment with InforMax. As used in this Agreement, the term "Same Business" means any business in which InforMax is engaged at the time of termination or any business in which the Board of Directors has given the management of InforMax the approval to engage in as of the date of termination.

          c) Employee shall not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been a consultant or employee of InforMax as of the date Employee's employment is terminated or at any time during the one (1)- year period prior to such date, whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, consultant, servant, agent, representative or otherwise.

          d) The business of InforMax is international in scope and the restrictions of this paragraph shall accordingly apply worldwide.


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


     7. NONDISCLOSURE OF PROPRIETARY INFORMATION. Both during and after the term of this Agreement, Employee agrees to preserve and protect the confidentiality of Proprietary Information as defined in Section 8 below. In addition, Employee will not (i) disclose or disseminate Proprietary Information to any third party, including employees of InforMax without a need to know, or (ii) use Proprietary Information for his own benefit or for the benefit of any third party. If Employee receives information with uncertain confidentiality, he agrees to treat the information as Proprietary Information until management has verified to him that such information is neither confidential nor proprietary. Notwithstanding the foregoing limitations, Employee shall not be required to keep confidential pursuant to this Section 7 any Proprietary Information that: (i) is known or available through other lawful sources, or (ii) is or becomes publicly known or generally known in the industry through no fault of Employee or his agents, or
(iii) is required to be disclosed pursuant to any statutes, laws, rules, regulations, ordinances, codes, directives, writs, injunctions, decrees, judgments, and orders of any governmental body (provided the Company is given reasonable prior notice).

     8. DEFINITION OF PROPRIETARY INFORMATION. Proprietary Information is defined as information regarding InforMax's current and planned business activities, including (i) information which relates to InforMax's actual or anticipated products, software, research inventions, processes, techniques, designs or other technical data; (ii) information regarding administrative, financial or marketing activities of InforMax; (iii) information received from InforMax clients and other third parties; and (iv) any materials or documents containing any of the above information. Proprietary Information does not include information which is or becomes publicly available without a breach of this Agreement by Employee.

     9. RETURN OF PROPRIETARY INFORMATION. Upon termination of his employment with InforMax, Employee agrees to deliver to InforMax all Proprietary Information and any and all documents and other tangibles including diskettes and other electronic or other storage media containing any Proprietary Information in whole or part.

     10. TRADE SECRETS. Employee understands and agrees that the covenants, restrictions and prohibitions against disclosure of Proprietary Information set forth in this Agreement are in addition to, and not in lieu of, any rights or remedies which InforMax may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by InforMax of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

     11. OWNERSHIP OF WORKS. During the time Employee is employed by InforMax, InforMax shall own all rights, including, without limitation, all trade secrets, patents and copyrights, in and to the following works created by Employee whether created on InforMax's


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


premises or at some other location: (i) works which relate to or are derived from the actual or anticipated business of InforMax and (ii) works which result from or are derived from any task assigned to Employee or work performed by Employee for InforMax (collectively, the "Works"). InforMax shall own such Works even if created outside normal working hours and regardless of whether Employee's own equipment or InforMax's equipment was used to create the Works. Such Works shall include program codes and documentation. To the extent that any such Works do not qualify as works made for hire under U.S. copyright law, pursuant to this Agreement Employee hereby grants an irrevocable assignment to InforMax of the ownership of, and all right, title and interest of copyright in, such Works. Employee agrees to give InforMax or its designees all assistance reasonably required to perfect such rights provided that following termination of this Agreement, InforMax shall reimburse Employee for his reasonable time and expense in assisting with such matters.

     12. INVENTIONS. If Employee individually or jointly makes or conceives of any invention, technique, process, or other know-how, whether patentable or not, in the course of performing services for InforMax, which relates in any manner to the actual or anticipated business of InforMax or results from any task assigned to Employee or work performed by Employee for InforMax (collectively, "Inventions"), Employee will and hereby does assign to InforMax his entire right, title and interest in such Inventions. Employee will disclose any such Inventions to an officer of InforMax and will, upon request, promptly sign a specific assignment of title to InforMax, and do anything else reasonably necessary to enable InforMax to secure patents, trade secret or any other proprietary rights in the United States or foreign countries, provided that following termination of this Agreement, InforMax shall reimburse Employee for his reasonable time and expense in assisting with such matters. Any Inventions Employee has made or conceived before the effective date of this Agreement are listed and described on Exhibit A attached hereto. These items are excluded from this Agreement.

     13. ASSIGNABILITY. This Agreement and all rights hereunder are personal to Employee and shall not be assignable except in accordance with the laws of descent and distribution, and any purported assignment in violation thereof shall not be valid or binding on InforMax. This Agreement, however, shall inure to the benefit of, and be binding upon each successor of InforMax, whether resulting from a merger or consolidation or to the recipient of all or substantially all of the assets of InforMax (and such successor shall thereafter be deemed the same as InforMax for purposes of this Agreement). This Agreement shall in no way restrict InforMax's right to merge, consolidate, sell all or substantially all of its assets or engage in any business combination or other transaction of any nature.

     14. ENTIRE AGREEMENT. This Agreement, including Exhibit A, supersedes and replaces any and all present, written or oral, agreements of employment between the parties hereto, and all such agreements are hereby deemed canceled, revoked, and of no further force or effect.


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


     15. ACKNOWLEDGMENT. Employee and InforMax consider the restrictions contained in Section 6 of this Agreement reasonable, and it is the desire of both parties that such restrictions and the other provisions of this Agreement be enforced to the fullest extent permissible under the laws and the public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any such restriction or provision shall be found to be void or invalid but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction or provisions shall apply with such modification as shall be necessary to make it valid and effective. A deletion resulting from any adjudication shall occur only with respect to the operation of the provision or a portion thereof affected in the particular jurisdiction in which such adjudication is made, and each court or other body having jurisdiction with respect to the enforcement of the provisions of Section 6 of this Agreement are hereby empowered to modify by reduction, rather than deletion, the time periods or other restrictions referred to therein.

     16. MODIFICATION. This Agreement constitutes the entire agreement regarding employment of Employee by InforMax and there are no terms other than those stated herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto and by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

     17. NOTICES. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if addressed and sent by certified mail, return receipt requested, to the parties at the addresses set forth above or at such other place that either party may designate by notice to the other.

     18. EQUITABLE RELIEF/PAYMENT OF FEES. The parties to this Agreement agree that each of them shall be entitled, in addition to any other remedies they may have under this Agreement, at law, or otherwise, to immediate injunctive and other equitable relief to prevent or curtail any breach of this Agreement. .

     19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland (regardless of the laws that might otherwise govern under applicable principles or conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.


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


     22. LIMITED AGREEMENT. This Agreement is intended by the parties to govern only those rights and obligations described herein, and it is not the parties' intent to abrogate any other rights in favor of Employee or InforMax provided under Federal or State Law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

                                InforMax, Inc.


                                By:   /s/ Alexander Titomirov
                                      --------------------------------
                                      Alex Titomirov
                                      Chairman, CEO

                                Date:
                                      --------------------------------


                                Employee

                                By:   /s/ Vadim Babenko
                                      --------------------------------
                                      Vadim Babenko

                                Date: 7/14/00
                                      --------------------------------



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